UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2015

AIRGAS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9344	56-0732648
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

259 North Radnor-Chester Road, Suite 100

Radnor, PA 19087-5283

(Address of principal executive offices)

Registrant’s telephone number, including area code: (610) 687-5253

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 24, 2015, Airgas, Inc. (the “Company”) entered into the Sixth Amendment and Joinder (the “Amendment”) to the Third Amended and Restated Receivables Purchase Agreement dated March 17, 2010 (the “Receivables Purchase Agreement”) among the Company, as servicer, Radnor Funding Corp., a bankruptcy-remote special purpose entity and wholly-owned subsidiary of the Company, as seller, the members of the various purchaser groups from time to time party thereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as administrator (in such capacity, the “Administrator”). The Amendment joins a new purchaser group to the Receivables Purchase Agreement and increases the maximum amount of borrowings available to the Company under the Receivables Purchase Agreement from $295 million to $330 million.

The foregoing description of the Amendment is qualified in its entirety by reference to a copy of the Amendment, which is filed herewith as an exhibit and incorporated in this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) None

(b) None

(c) None

(d) Exhibits.

10.1 -	Sixth Amendment and Joinder to the Third Amended and Restated Receivables Purchase Agreement, dated as of July 24, 2015, among Airgas, Inc., as Servicer, Radnor Funding Corp., as Seller, the members of the various purchaser groups from time to time party thereto and the Administrator.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2015		AIRGAS, INC.
(Registrant)

	BY:	/s/ Thomas M. Smyth
Thomas M. Smyth Vice President & Controller (Principal Accounting Officer)

Exhibit Index

Exhibit No.	Description

10.1	Sixth Amendment and Joinder to the Third Amended and Restated Receivables Purchase Agreement, dated as of July 24, 2015, among Airgas, Inc., as Servicer, Radnor Funding Corp., as Seller, the members of the various purchaser groups from time to time party thereto and the Administrator.